EXHIBIT 10.3






                                   DEMAND NOTE

$1,500,000                                                       Portland, Maine
                                                                    May 30, 1996

         FOR VALUE RECEIVED, BRUNSWICK TECHNOLOGIES, INC., a Maine corporation (the "Maker"), promises to pay to Fleet Bank of Maine (the "Bank"), or order, ON DEMAND, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), or so much hereof as may be outstanding at the time this obligation becomes due and payable (whether upon demand or otherwise).

         Maker promises to pay interest (computed on the basis of the actual number of days elapsed in a 360 day year) on the unpaid principal balance outstanding from time to time on this Note or any advance hereunder until paid in full (whether at maturity, by acceleration or otherwise) at a rate of interest per annum equal to the Prime Lending Rate then in effect, floating daily, or, at the election of Maker, at a rate of interest per annum equal to the LIBOR Rate (namely LIBOR plus one and three-quarters percent (1.75%) per annum) for any LIBOR Interest Period selected by Maker in accordance with the terms and provisions of the Loan Agreement of even date by and between the Maker as borrower and the Bank as lender (as the same may be amended from time to time, the "Loan Agreement"). In no event shall any LIBOR Interest Period so selected extend beyond the Revolving Credit Termination Date. In the event Maker has not selected an alternative interest rate option upon expiration of any applicable fixed rate interest period, the principal amount hereof shall bear interest at the Prime Lending Rate until an alternative interest rate option based on the LIBOR Rate is selected by Maker in accordance with the terms hereof and the Loan Agreement. Interest is due and payable in arrears on the first day of each month, commencing on the first of such dates next succeeding the date hereof (namely, June 1, 1996) and continuing thereafter on the first day of each month until this obligation becomes due and payable (whether upon demand or otherwise). In any period during which interest is accruing at the Prime Lending Rate based index, a change in the rate of interest on this Note shall be effective on the date of any change in the Prime Lending Rate. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         The "Prime Lending Rate," for purposes of this Note, means the annual rate of interest designated by the Bank at its main branch in Portland, Maine, from time to time, for the internal guidance of its lending personnel, as its "Prime Lending Rate", whether or not such rate is otherwise published. The Prime Lending Rate is simply an indicator rate for all loans making reference thereto and is not necessarily the lowest or most favorable rate provided by Bank to any particular group of borrowers. The Prime Lending Rate floats upward and downward, automatically, at the time specified in any announcement relating thereto, without any special notice to Debtor. If the Bank shall cease designating such a rate, for any reason, then the term "Prime Lending Rate" shall mean the rate of interest published in the Wall Street Journal as the Prime Rate or the base rate on corporate loans for large United States money center banks, as it may vary from time to time.

          "LIBOR" means the per annum rate of interest determined by the Bank two (2) Banking Days before the beginning of any LIBOR Interest Period to be the rate of interest, if any is available, at which the then principal balance of a Loan or advance under the Loan Agreement is offered to the Bank by prime banks in the London International Interbank Eurocurrency market for deposit for a period comparable to the applicable LIBOR Interest Period on or about 11:00 a.m. London time. The "LIBOR Rate" means for any LIBOR Loan made by Bank to Maker the per annum rate of interest equal to LIBOR for the LIBOR Interest Period for which interest is to be determined based on the LIBOR Rate plus one and three-quarters percent (1.75%) per annum.

          If the Maker shall fail to make any regular monthly payment on this Note, and such failure continues for more than ten (10) days, the Maker shall pay to the Bank or other holder of this Note, as the case may be, on demand by such holder, an additional amount as premium in an amount equal to five percent (5%) of the overdue installment amount. The holder of this note also shall have the right to charge interest on the unpaid principal balance hereof at an interest rate equal to the sum of three percent (3%) per annum plus the rate of interest otherwise payable as provided herein following a, and during the continuance of a Default or Event of Default under this Note or any of the Loan Documents, but only following the expiration of any applicable period of grace without a cure having been effected. The failure by the holder of this Note to collect any such late charge, or to charge a default rate of interest on one occasion shall not be deemed a waiver by the holder of this Note of its right to collect late charges or to collect such charges in any other instance involving a late payment hereunder, or to charge a default rate of interest at a later date or on another occasion.

          All payments in respect of this Note shall be payable to the Bank at its offices at Two Portland Square, Portland, Maine, Attention: Corporate Banking Department, or such other address as the Bank or other holder hereof shall notify the Maker in writing in United States Dollars.

          This Note is subject to prepayment in whole or in part, without premium or penalty, except that the parties acknowledge that the Maker is obligated to pay the availability fee referenced in the Loan Agreement and in the event the Borrower elects to prepay the principal of any advance which is subject to a LIBOR Pricing Option prior to the end of the applicable LIBOR

Rate Interest Period Borrower shall pay to the Bank a Maintenance Fee calculated in the manner set forth in the Loan Agreement.

          This Note evidences a loan or loans under and is issued pursuant to the Loan Agreement, to which reference is made for a complete description of the rights, obligations, limitations and restrictions of the Maker and the holder of this Note. The holder of this Note is entitled to the benefit of the Loan Agreement and the other Loan Documents, but neither this reference to such Loan Agreement or any of the related Loan Documents (including any Security Documents), nor any provisions thereof, shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of and interest on this Note when and as the same shall become due and payable.

          Upon written demand by Bank, or, in the absence of prior demand, on the Revolving Credit Termination Date, this Note shall become immediately due and payable without presentment, additional demand, protest or notice of any kind, all of which are hereby waived, which remedies are in addition to and not in any respect in limitation of any other rights or remedies Bank may have under the Security Agreement, the other Loan Documents or at law or in equity. The Maker shall not be obligated to make advances under any of the Loan Documents that it might otherwise be obligated to make thereunder following a demand or a Default or Event of Default under the Loan Agreement or any other Loan Document.

          The Maker and all other parties liable herefor, whether as maker, principal, guarantor, endorser or otherwise, acknowledge and agree that they are jointly and severally liable for all amounts due and owing hereunder, hereby severally waive presentment, demand, protest, notice of dishonor and all notices and demands of every kind in connection with the delivery, acceptance, performance and enforcement of this Note, and waive all recourse to suretyship and guarantorship defenses generally, including, but not limited to, any extension of time for payment or performance which may be granted to the Maker or to any other liable party, any impairment of any collateral for the loans evidenced by this Note, any release of security, and all other indulgences of any type which may be granted by the holder hereof to the Maker or any other party liable herefor. Maker shall pay all reasonable costs and expenses, including without limitation any attorneys' or paralegals' fees and disbursements that may be incurred by the Bank or any subsequent holder of this
Note in connection with the enforcement or collection of this Note or any security for this Note.

          This Note is subject to the condition that at no time shall the maker or any other party liable hereon be obligated or required to pay interest at a rate which could subject the holder hereof to either civil or criminal liability, forfeiture or loss of principal, interest, or other sums as a result of being in excess of the maximum interest rate which obligers are permitted by law to contract or agree to pay or which the holder hereof is permitted to receive. If by the terms of this Note the Maker or any other party liable hereon is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate for so long as such maximum rate shall be in effect and shall thereafter be payable at the rate herein provided. If any obligation or a portion of this Note is determined to be invalid or unenforceable under applicable law, it shall not affect the validity or enforcement of the remaining obligations or portions hereof.

          UNDER MAINE LAW, NO PROMISE, CONTRACT OR AGREEMENT TO LEND MONEY, EXTEND CREDIT, FOREBEAR FROM COLLECTION OF A DEBT OR MAKE ANY OTHER ACCOMMODATION FOR THE REPAYMENT OF A DEBT FOR MORE THAN $250,000 MAY BE ENFORCED IN COURT AGAINST A LENDER UNLESS THE PROMISE, CONTRACT OR AGREEMENT IS IN WRITING AND SIGNED BY THE LENDER. ACCORDINGLY, MAKER CANNOT ENFORCE ANY ORAL PROMISE UNLESS IT IS CONTAINED IN LOAN DOCUMENTS SIGNED BY THE BANK, NOR CAN ANY CHANGE, FORBEARANCE, OR OTHER ACCOMMODATION RELATING TO THE OBLIGATIONS, THE NOTE OR ANY OTHER OF THE LOAN DOCUMENTS BE ENFORCED, UNLESS IT IS IN WRITING AND SIGNED BY THE BANK. MAKER ALSO UNDERSTANDS AND AGREES THAT ALL FUTURE PROMISES, CONTRACTS OR AGREEMENTS OF THE BANK RELATING TO ANY OTHER TRANSACTION BETWEEN IT AND THE BANK CANNOT BE ENFORCED IN COURT UNLESS THEY ARE IN WRITING AND SIGNED BY THE BANK. BY EXECUTION OF THIS NOTE, MAKER HEREBY ACKNOWLEDGES AND AGREES THAT THE REQUIREMENT OF A WRITING DESCRIBED IN THIS PARAGRAPH SHALL APPLY TO THIS NOTE, THE OBLIGATIONS, THE LOAN DOCUMENTS, ANY EXTENSION, MODIFICATION, RENEWAL, FORBEARANCE OR OTHER ACCOMMODATION RELATING HERETO OR THERETO AND TO ANY OTHER CREDIT RELATIONSHIP BETWEEN MAKER AND THE BANK (WHETHER NOW EXISTING OR CREATED IN THE FUTURE), WHETHER OR NOT THE AMOUNT INVOLVED EXCEEDS $250,000.

          THE BANK AND THE MAKER FURTHER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT OR OTHER PROCEEDING RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR ANY DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE MAKER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE MAKER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          This Note evidences a loan for business or commercial purposes and not for personal, family or household uses, and is secured by the Collateral (as defined in the Loan Agreement) and the related Loan Documents. This Note shall be construed in all respects in accordance with and governed by the laws of the State of Maine. Maker submits to the jurisdiction of the courts of the State of Maine and the United States District Court for the District of Maine, and agrees that at Bank's option all litigation under or relating to this Note shall be conducted in such courts.

         IN WITNESS WHEREOF this Note has been executed as a sealed instrument and delivered on the date above written by a duly authorized representative of the undersigned.

                                                  BRUNSWICK TECHNOLOGIES, INC.

WITNESS:



- ------------------------------                    By:   William Dubay
                                                     ---------------------------
                                                  Its:  President    C.O.O.
                                                     ---------------------------